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                                                                   EXHIBIT 99(g)

                           Amendment #1 to Exhibit A

     Exhibit A to Custodian Agreement dated as of July 1, 1996 between Bankers Trust Company and BT Advisor Funds is hereby amended:

The following is a list of Portfolios   The following is a list of Investment
referred to in the first WHEREAS        Portfolios referred to in Section 28 of
clause of the Agreement.                the Agreement.
EAFE(R) Equity Index Fund               EAFE(R) Equity Index Portfolio
Small Cap Index Fund                    Small Cap Index Portfolio
U.S. Bond Index Fund                    U.S. Bond Index Portfolio

Dated as of February 28, 2001


                                        BT ADVISOR FUNDS

                                        By: /s/ Daniel O. Hirsch

                                        Name: Daniel O. Hirsch

                                        Title:  Secretary


                                        BANKERS TRUST COMPANY

                                        By: /s/ Ross C. Youngman

                                        Name: Ross C. Youngman

                                        Title: Managing Director